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                                                                      Exhibit 23

                         Independent Auditors' Consent

The Board of Directors
Apogent Technologies Inc. and Subsidiaries

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Independent Accountants" in the prospectus.

/s/ KPMG LLP
Boston, Massachusetts

February 20, 2002